As filed with the Securities and Exchange Commission on June 26, 2014

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

VORNADO SPINCO*

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	47-6311266 (I.R.S. employer Identification number)

888 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 894-7000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large Accelerated Filer	☐ Accelerated Filer
☒ Non-Accelerated Filer (Do not check if smaller reporting company)	☐ Smaller Reporting Company

*                 The registrant is currently named Vornado SpinCo. Before the effective date of this registration statement, the registrant will change its name.

Vornado SpinCo

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “The Separation” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary Historical Combined Financial Data,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the statements referenced therein. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Our Portfolio.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Compensation Discussion and Analysis.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation,” and “Description of SpinCo’s Shares of Beneficial Interest.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of SpinCo’s Shares of Beneficial Interest — Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation,” “Description of SpinCo’s Shares of Beneficial Interest,” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws — Limitation of Liability and Indemnification of Trustees and Officers.” This section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Separation and Distribution Agreement by and between Vornado Realty Trust and Vornado SpinCo*

3.1	Form of Declaration of Trust of Vornado SpinCo, as amended and restated*

Exhibit No.	Exhibit Description
3.2	Form of Amended and Restated Bylaws of Vornado SpinCo*

10.1	Form of Amended and Restated Agreement of Limited Partnership of Vornado SpinCo, L.P.*

10.2	Form of Transition Services Agreement by and between Vornado Realty Trust and Vornado SpinCo*

10.3	Form of Tax Matters Agreement by and between Vornado Realty Trust and Vornado SpinCo*

10.4	Form of Employee Matters Agreement by and between Vornado Realty Trust and Vornado SpinCo*

21.1	Subsidiaries of Vornado SpinCo*

99.1	Information Statement of Vornado SpinCo, preliminary and subject to completion, dated June 26, 2014.**

*                 To be filed by amendment.

**          Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VORNADO SPINCO

By:	/s/ Stephen W. Theriot
Name: Stephen W. Theriot
Title: Treasurer

Date:      June 26, 2014